UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12

                             BERRY PETROLEUM COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4)  Proposed maximum aggregate value of transaction:


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     (5)  Total fee paid:

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|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


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

                             BERRY PETROLEUM COMPANY
                         5201 Truxtun Avenue, Suite 300
                         Bakersfield, California 93309

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 19, 2003

To the Shareholders of Berry Petroleum Company:

      The Annual Meeting of Shareholders of Berry Petroleum Company (the "Company") will be held at the Stockdale Towers at 5060 California Avenue, 2nd Floor in Bakersfield, California on Monday May 19, 2003 at 3:30 p.m. (see map on back cover) for the following purposes:

1. To elect a board of ten directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified; and

2. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 12, 2003 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      YOU ARE INVITED TO ATTEND THIS MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, YOU ARE URGED TO PROMPTLY SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. YOU MAY ALSO VOTE YOUR PROXY BY EITHER CALLING THE 800-NUMBER OR VIA THE WEB SITE SHOWN ON YOUR PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. IF YOU RETURN AN EXECUTED PROXY AND THEN ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY.

                                              By Order of the Board of Directors


                                              /s/ Kenneth A. Olson

                                              Kenneth A. Olson
                                              Corporate Secretary/Treasurer

April 10, 2003
Bakersfield, California

                             BERRY PETROLEUM COMPANY
                         5201 Truxtun Avenue, Suite 300
                         Bakersfield, California 93309

                                 PROXY STATEMENT
                                 April 10, 2003

                                 ---------------

      This Proxy Statement is furnished by the Board of Directors of Berry Petroleum Company (respectively the Board and the Company or Berry) in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on May 19, 2003, or at any adjournment thereof (the Annual Meeting or Meeting) pursuant to the Notice of said Meeting. This Proxy Statement and the proxies solicited hereby are being first mailed to shareholders of the Company on or about April 10, 2003.

      SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to its exercise by giving written notice to the Secretary of the Company. If you return an executed proxy and then attend the Annual Meeting, you may revoke your Proxy and vote in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

      Unless otherwise directed in the accompanying Proxy, persons named therein will vote FOR the election of the ten director nominees listed below. As to any other business that may properly come before the Meeting, the proxy holders will vote in accordance with the recommendation of the Board of Directors.

                                VOTING SECURITIES

      March 12, 2003 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of February 14, 2003 there were 20,860,070 and 898,892 shares, respectively, of Class A Common Stock (Common Stock) and Class B Stock (Class B Stock), par value $.01 per share, issued and outstanding, referred to collectively as the Capital Stock.

      Berry's Certificate of Incorporation provides that, except for proposed amendments to Berry's Certificate of Incorporation adversely affecting the rights of a particular class (which must be approved by the affected class voting separately), the Common Stock and the Class B Stock will vote as a single class on all matters upon which the Capital Stock is entitled to vote. Each share of Common Stock is entitled to one vote and each share of Class B Stock is entitled to 95% of one vote. The Certificate of Incorporation also provides for certain adjustments to the Capital Stock in the event a separate class vote is imposed by applicable law. Holders of the Capital Stock are entitled to cumulative voting rights for election of directors. Cumulative voting rights entitle a shareholder to cast as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder. A shareholder may cast all of such shareholder's votes as calculated above for one candidate or may distribute the votes among two or more candidates. Unless otherwise instructed, the shares represented by proxies will be voted in the discretion of the proxy holders so as to elect the maximum number of management nominees which may be elected by cumulative voting.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of Berry's Capital Stock as of February 14, 2003 by (i) each of its directors who own Berry Capital Stock, and (ii) all directors and officers as a group.

                                                                                  Amount and Nature of
                                                                                       Beneficial
                                                                                    Ownership (1) (2)
  Name and Address                                                        --------------------------------
of Beneficial Owner*                       Position                              Shares            Percent
--------------------            --------------------------------          --------------------     -------
Jerry V. Hoffman                Chairman of the Board, President                310,800(3)           1.4%
                                  and Chief Executive Officer

William F. Berry                Director                                      1,624,748(4)           7.5%

Ralph B. Busch, III             Director                                        285,417(5)           1.3%

William E. Bush, Jr.            Director                                        500,700(6)           2.3%

Stephen L. Cropper              Director                                          5,000(7)            **

J. Herbert Gaul, Jr.            Director                                         20,000(8)            **

John A. Hagg                    Director                                         53,000(9)            **

Robert F. Heinemann             Director                                         5,000(10)            **

Thomas J. Jamieson              Director                                        49,100(11)            **

Martin H. Young, Jr.            Director                                        30,000(12)            **

All Directors and
Officers as a group
(16 persons)                                                                 3,368,320(13)         15.04%

----------
* All directors and beneficial owners listed above can be contacted at Berry Petroleum Company, 5201 Truxtun Avenue, Suite 300 Bakersfield, CA 93309.

** Represents beneficial ownership of less than 1% of the Company's outstanding Capital Stock.

(1) Unless otherwise indicated, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power.

(2) All shares indicated are Common Stock and percent calculations are based on total shares of Capital Stock outstanding, including the 898,892 shares of Class B Stock outstanding which can be converted, at the request of the shareholder, to Class A Common Stock.

(3) Includes 50,800 shares held directly and 260,000 shares which Mr. Hoffman has the right to acquire under the Company's 1994 Stock Option Plan.

(4) Includes 1,557,026 shares held directly and 34,722 shares held in the Berry Children's Trust as to which Mr. Berry has voting and investment power and 33,000 shares which Mr. Berry has the right to acquire under the Company's 1994 Stock Option Plan.

(5) Includes 76,324 shares held directly, 72,493 shares held in the B Group Trust at Union Bank of California which Mr. Busch votes and 108,600 shares held in a family trust for which Mr. Busch shares voting and investment power as co-trustee. Also includes 28,000 shares which Mr. Busch has the right to acquire under the Company's 1994 Stock Option Plan.

(6) Includes 150,700 shares held directly and 330,000 shares held in the William E. Bush Trust as to which Mr. Bush shares voting power with other trustees and 20,000 shares which Mr. Bush has the right to acquire under the Company's 1994 Stock Option Plan.

(7) Includes 5,000 shares which Mr. Cropper has the right to acquire under the Company's 1994 Stock Option Plan.

(8) Includes of 20,000 shares which Mr. Gaul has the right to acquire under the Company's 1994 Stock Option Plan.

(9) Includes 14,000 shares held directly and 39,000 shares which Mr. Hagg has the right to acquire under the Company's 1994 Stock Option Plan.

(10) Includes 5,000 shares which Mr. Heinemann has the right to acquire under the Company's 1994 Stock Option Plan.

(11) Includes 10,100 shares held indirectly by Mr. Jamieson through Jaco Oil Company, a corporation, and 39,000 shares which Mr. Jamieson has the right to acquire under the Company's 1994 Stock Option Plan.

(12) Includes 10,000 shares held directly and 20,000 shares which Mr. Young has the right to acquire under the Company's 1994 Stock Option Plan.

(13) Includes 28,102 shares held directly by officers, 5,703 shares held indirectly by officers in the Company's 401(k) Thrift Plan and 450,750 shares which the Company's officers have the right to acquire upon the exercise of options granted under the Company's 1994 Stock Option Plan.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of December 31, 2002, information regarding the voting securities of the Company owned beneficially, within the meaning of the rules of the Securities and Exchange Commission, by persons, other than directors or officers, known by the Company to own beneficially more than 5% of the indicated class:

                                   Name and Address                                Amount and Nature       Percent
Title of Class                     of Beneficial Owner                          of Beneficial Ownership    of Class
--------------------               -----------------------------------          -----------------------    --------
Class A Common Stock               UnionBanCal Corporation                           1,672,405 (1)           8.0%
                                   445 South Figueroa St., Third Floor
                                   Los Angeles, CA 90017

Class A Common Stock               Kennedy Capital Management, Inc.                  1,167,100 (2)           5.4%
                                   10829 Olive Blvd.
                                   St. Louis, MO 63141

Class A Common Stock               Winberta Holdings, Ltd.                           1,088,220 (3)           5.2%
                                   c/o Berry Petroleum Company
                                   5201 Truxtun Avenue, Suite 300
                                   Bakersfield, CA 93309

Class B Stock                      Winberta Holdings, Ltd.                             898,892 (3)           100%
                                   c/o Berry Petroleum Company
                                   5201 Truxtun Avenue, Suite 300
                                   Bakersfield, CA 93309

(1) As reflected in Schedule 13G, dated January 29, 2003, and filed with the Securities and Exchange Commission by UnionBanCal Corporation (Union
      Bank). According to the Schedule 13G, Union Bank is the trustee of certain trusts to which the trustors retain voting and investment power and Union Bank has shared dispositive power on the shares indicated. In addition, Union Bank holds 20,000 shares included above for which it has sole voting and dispositive power.

(2) As reflected in Schedule 13G, dated February 14, 2003, and filed with the Securities and Exchange Commission. According to the Schedule 13G, Kennedy Capital Management, Inc. has sole voting power on 1,140,400 shares and sole dispositive power on 1,167,100 shares.

(3) As reflected in Schedule 13G, dated January 27, 2003, and filed with the Securities and Exchange Commission. According to the Schedule 13G, Winberta Holdings, Ltd. has sole voting and dispositive power on all of the shares indicated. The Class B Stock shares are convertible into Class A Common Stock at the request of Winberta Holdings, Ltd. The Class A Common Stock and Class B Stock are voted as a single class, as noted on Page 1 of this Proxy Statement. Winberta Holdings, Ltd. combined shares comprise 9.1% of the total Capital Stock outstanding for the Company.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 and related Securities and Exchange Commission rules require that directors, executive officers and beneficial owners of 10% or more of any class of equity securities report to the Securities and Exchange Commission changes in their beneficial ownership of the Company's Capital Stock and that any late filings be disclosed. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes in 2002 that there was compliance with all Section 16(a) filing requirements except for Mr. Busch who filed three late Form 4's for the sale of shares from a trust at Union Bank.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominees for Election

      The Company's directors are elected at each Annual Meeting of Shareholders. At the Annual Meeting, ten directors, constituting the authorized number of directors, will be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Annual Meeting up to the number of authorized directors will be elected.

      The nominees for election as directors at the Annual Meeting are set forth in the table below and are all incumbent directors who were elected at the May 2002 Annual Meeting of Shareholders. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted FOR such nominees. In the event that any of the nominees for director should, before the Meeting, become unable to serve, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all the nominees will be available to serve.

                                                                        Director
     Nominee               Age              Position                      Since
--------------------       ---     --------------------------------     --------
Jerry V. Hoffman           53      Chairman of the Board, President       1992
                                     and Chief Executive Officer
William F. Berry           62      Director                               1985
Ralph B. Busch, III        43      Director                               1996
William E. Bush, Jr.       56      Director                               1986
Stephen L. Cropper         53      Director                               2002
J. Herbert Gaul, Jr.       59      Director                               1999
John A. Hagg               55      Director                               1994
Robert F. Heinemann        49      Director                               2002
Thomas J. Jamieson         60      Director                               1993
Martin H. Young, Jr.       50      Director                               1999

Set forth below is information concerning each of the nominee directors of Berry.

      Mr. Hoffman has been the Chairman of the Board of Directors since March 1997 and has been the President and Chief Executive Officer since May 1994. Mr. Hoffman was President and Chief Operating Officer from 1992 to 1994 and was the Senior Vice President and Chief Financial Officer of the Company from 1985 until 1992.

      Mr. Berry is a member of the Corporate Governance and Nominating Committee. Mr. Berry is the designated director to preside at periodic sessions of the Board of Directors in the absence of the Chairman of the Board. Mr. Berry is a private investor and was involved in investment banking for a major California bank for over 20 years. Mr. Berry is a cousin to William E. Bush, Jr., and Ralph B. Busch, III.

      Mr. Busch is a member of the Compensation Committee. Mr. Busch is currently Executive Vice President and Chief Operating Officer for Aon Risk Services of Central California. Prior to his position with Aon Risk Services, Mr. Busch was President of Central Coast Financial from 1986 to 1993. Mr. Busch was a director of Eagle Creek Mining & Drilling Company from 1985 to 1996. Mr. Busch is a cousin to William F. Berry and William E. Bush, Jr.

      Mr. Bush is a member of the Corporate Governance and Nominating Committee. Mr. Bush is an independent marketing and seed treatment consultant. Mr. Bush was formerly the Plant Manager of California Planting Cotton Seed Distributors from 1987 to 2000. Prior to 1987, Mr. Bush was the Area Manager/Technical Representative of Gustafson, Inc. (a division of Uniroyal) for Arizona and California for nine years. Mr. Bush was a director of Eagle Creek Mining & Drilling from 1985 to 1998. Mr. Bush is a cousin to William F. Berry and Ralph
B. Busch, III.

      Mr. Cropper is a member of the Audit Committee. Mr. Cropper is a private investor. Mr. Cropper retired in 1998 after 25 years with The Williams Companies, most recently serving as the President and CEO of Williams Energy Services, which is involved in various energy related businesses. Mr. Cropper is also a director of three public entities, Sunoco Logistics Partners LP, Heritage Propane and Rental Car Finance Corporation which is a subsidiary of Dollar Thrifty Automotive Group. Mr. Cropper also serves as a Trustee for Oklahoma State University Tulsa and is on the board of several community and industry associations.

      Mr. Gaul is the Chairman of the Corporate Governance and Nominating Committee and a member of the Audit Committee. Mr. Gaul is a private investor. Mr. Gaul was the Chief Financial Officer for Gentek Building Products from 1995 to 1997 and served for over 25 years in senior treasury or finance positions with various other companies.

      Mr. Hagg is a member of the Compensation Committee. Mr. Hagg is a private investor. He is a director of Peak Energy Services Ltd., TSX Group Inc. and also a number of private companies, including Tristone Capital Advisors Inc. Mr. Hagg was the Chairman of the Board of Northstar Energy Corporation (Northstar) from 1982 until 2001 and President and Chief Executive Officer from 1985 until 1999. Mr. Hagg was also a director of Devon Energy Corp. from 1998 to 2000, subsequent to Devon's merger with Northstar.

      Mr. Heinemann is a member of the Corporate Governance and Nominating Committee. Mr. Heinemann is an energy consultant. From 2000 until 2002, Mr. Heinemann served as the Senior Vice President and Chief Technology Officer of Halliburton Company and as the Chairman of the Halliburton Technology Advisory Committee. He was previously with Mobil Oil Corporation where he served in a variety of positions for Mobil and its various affiliate companies in the energy and technical fields from 1981 to 1999, most recently as the Vice President of Mobil Technology Company and the General Manager of the Mobil Exploration and Producing Technical Center.

      Mr. Jamieson is the Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Jamieson is the Chief Executive Officer, President and founder of Jaco Oil Company in 1970 and the majority owner and founder of Wholesale Fuels, Inc. in 1983. Jaco Oil Company, based in Bakersfield, California, is one of the largest independent gasoline marketers in the Western United States. Mr. Jamieson is also involved in real estate and oil and gas properties.

      Mr. Young is the Chairman of the Audit Committee. Mr. Young has been the Senior Vice President and Chief Financial Officer of Falcon Seaboard Holdings, L.P. and its predecessor Falcon Seaboard Resources, Inc. (Falcon) since 1992. Falcon is a private energy company involved in power production, power demand management, natural gas exploration and production, real estate and private investments. Mr. Young is also the Chairman of the Board of the Texas Mutual Insurance Company, the largest provider of workers' compensation insurance in the State of Texas. Mr. Young has 13 years of banking experience, the last 10 working for a major California bank as the Vice President/Area Manager for the corporate banking group.

Retirement

Mr. Roger G. Martin announced his retirement from the Board of Directors effective January 2, 2003. Mr. Martin was originally appointed to the Board of Directors of our predecessor company, Berry Holding Company, in 1984 and to Berry Petroleum Company in 1985. We wish to thank Mr. Martin for his dedication, leadership and 18 years of service to the shareholders and management of Berry Petroleum Company.

Committees and Meetings

      The Board of Directors has an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

      The Audit Committee of the Board of Directors consists of Messrs. Cropper, Gaul, Jamieson, and Young. Mr. Young serves as the Chairman of the Committee. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to auditing performance and practices, risk management, financial and credit risks, accounting policies, tax matters, financial reporting and financial disclosure practices of the Company. The Committee is responsible for reviewing and selecting the Company's independent accountants, the scope of the annual audit, the nature of non-audit services, the fees to be paid to the independent accountants, the performance of the Company's independent accountants and the accounting practices of the Company.

      The Compensation Committee of the Board of Directors consists of Messrs. Busch, Hagg and Jamieson. Mr. Jamieson serves as Chairman of the Committee. The Compensation Committee is responsible for recommending total compensation for executive officers and board members of Berry to the Board of Directors, for reviewing general plans of compensation for employees and for reviewing and approving awards under Berry's Bonus Plan (Bonus Plan). In addition, the Committee is charged with the full responsibility of administering the Company's 1994 Stock Option Plan.

      The Corporate Governance and Nominating Committee of the Board of Directors consists of Messrs. Berry, Bush, Gaul and Heinemann. Mr. Gaul serves as Chairman of the Committee. The Corporate Governance and Nominating Committee is responsible for the development of governance guidelines and practices for the effective operation of the Board in fulfilling its responsibilities; the review and assessment of the performance of the Board; and the nomination of prospective directors for the Company's Board of Directors and Board committee memberships. The Company regularly monitors developments in the areas of corporate governance.

      If a shareholder wishes to recommend a nominee for the Board of Directors, the shareholder should write to the Corporate Secretary of the Company specifying the name of the nominee and the qualifications of such nominee for membership on the Board of Directors. All such recommendations will be brought to the attention of the Corporate Governance and Nominating Committee.

      During 2002, the Board of Directors held four meetings, the Audit Committee held six meetings, the Compensation Committee held one meeting and the Corporate Governance and Nominating Committee held three meetings. All of the nominees holding office attended at least 75% of the board meetings and meetings of committees of which they were members.

Additional Information Concerning Directors

      Effective January 1, 2003, non-employee directors are paid a quarterly fee of $5,500, plus $1,100 per day for each board meeting day attended and $1,100 per day for each committee meeting attended which is not held on the same day as the board meeting. From January 2002 to December 2002, the quarterly fee was $5,000 and meeting fees were $1,000. From December 2000 to December 2001, the quarterly fees were $4,625 and meeting fees were $1,000. The Company reimburses all directors for their expenses in connection with their activities as directors of the Company.

      The Company's 1994 Stock Option Plan provides for a formula grant of 5,000 options annually to each non-employee director holding office on December 2nd of each year. 5,000 options were issued on December 2, 2002 at $16.14, 5,000 options were issued on December 2, 2001 at $15.45 and 5,000 options were issued December 2, 2000 at $15.69 to each of the non-employee directors holding office on those dates. The exercise price of the options is the closing price of Berry Petroleum Company Class A Common Stock as reported by the New York Stock Exchange for the date of grant. The maximum option exercise period is ten years from the date of the grant. The options issued to the directors' vest immediately.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

      The following table discloses compensation for the three fiscal years ended December 31, 2002 received by the Company's Chairman, President and Chief Executive Officer and each of the Company's four other most highly compensated executive officers:

                                                                                     Long-Term
                                                                                   Compensation
                                                          Annual                    # of Shares       All Other
         Name and                                      Compensation              Underlying Options  Compensation
   Principal Position              Year         Salary (1)         Bonus (2)          Granted             (3)
--------------------------         ----         ----------         ---------     ------------------  ------------
Jerry V. Hoffman                   2002          $375,000          $ 65,000            25,000          $ 12,458
Chairman, President and            2001          $350,000          $125,000            50,000          $ 14,021
Chief Executive Officer            2000          $303,636          $150,000            75,000          $ 15,756

Ralph J. Goehring                  2002          $200,000          $ 40,000            15,000          $ 13,931
Senior Vice President and          2001          $185,000          $ 60,000            30,000          $ 12,758
Chief Financial Officer            2000          $175,513          $ 75,000            35,000          $ 14,498

Brian L. Rehkopf                   2002          $165,000          $ 30,000            15,000          $ 11,667
Vice President of                  2001          $155,000          $ 50,000            30,000          $ 11,583
Engineering                        2000          $143,287          $ 60,000            20,000          $ 13,325

George T. Crawford                 2002          $150,000          $ 25,000            15,000          $ 10,402
Vice President of                  2001          $135,000          $ 45,000            20,000          $  9,923
Production                         2000          $111,906          $ 50,000            20,000          $  9,820

Michael Duginski                   2002          $160,417          $ 30,000            55,000          $  5,441
Vice President of                  2001          $     --          $     --                --          $     --
Corporate Development              2000          $     --          $     --                --          $     --

(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(2) Cash bonuses shown for 2002 and 2001, were declared in December of that year and paid in January of the following year.

(3) Includes Company contributions under the 401(k) Thrift Plan of $12,000, $13,592 and $15,300 for Mr. Hoffman, $13,667, $12,512 and $14,210 for Mr.
      Goehring, $11,275, $11,238 and $12,937 for Mr. Rehkopf, $10,250, $9,788
      and $9,675 for Mr. Crawford and $5,250, $ - and $ - for Mr. Duginski, respectively, for 2002, 2001 and 2000. Also includes split dollar life insurance compensation of $458, $429 and $456 for Mr. Hoffman, $264, $246 and $288 for Mr. Goehring, $392, $345 and $388 for Mr. Rehkopf, $152, $135 and $145 for Mr. Crawford and $191, $ - and $ - for Mr. Duginski respectively for 2002, 2001 and 2000.

                              OPTION GRANTS IN 2002

                                                                                            Potential Realizable Value
                     Number      Percent of                                                  At Assumed Annual Rates
                       of          Total                                                   Of Stock Price Appreciation
                   Securities     Options                                                       For Option Term(1)
                   Underlying    Granted to       Exercise                                        (Dollars) (4)
                    Options      Employees        Price per          Expiration         ------------------------------------
    Name           Granted(1)     In 2002         Share (2)             Date                  5%                     10%
------------       ----------    ----------       ---------         ------------        -------------           --------------
Mr. Hoffman          25,000          13%          $  16.50          Dec. 6, 2012        $     259,419           $      657,419
Mr. Goehring         15,000           8%          $  16.50          Dec. 6, 2012        $     155,651           $      394,451
Mr. Rehkopf          15,000           8%          $  16.50          Dec. 6, 2012        $     155,651           $      394,451
Mr. Crawford         15,000           8%          $  16.50          Dec. 6, 2012        $     155,651           $      394,451
Mr. Duginski         55,000          29%             (3)                 (3)            $     570,721           $    1,446,321

                                                                                               Assumed Price Appreciation
                                                                                        --------------------------------------
                                                                                                 5%                    10%
                                                                                        -------------           --------------
Assumed price per share on Dec. 6, 2012                                                 $       26.88           $        42.80
Gain on one share valued at $16.50 on Dec. 6, 2002                                      $       10.38           $        26.30
Gain on all shares (based on 21,751,587 shares
  outstanding at Dec. 31, 2002                                                          $ 225,711,028           $  571,996,058
Gain for all 2002 optionees (based on 191,200 options)                                  $   1,984,037           $    5,027,939

Optionee gain as a percentage of total shareholder gain                                           .88%                     .88%

(1) Option holders vest in the granted options at the rate of 25% per year, commencing on the first anniversary of the grant date.
(2) All options were granted at the Company's Class A Common Stock market value on the date of grant.
(3) Mr. Duginski's Option Grants include 40,000 Options at $14.89 which were granted to him as of February 1, 2002, his date of hire, and 15,000 Options at $16.30 issued on December 6, 2002.
(4) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's Common Stock appreciates at a five and ten percent compound annual rate over the ten year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the Securities and Exchange Commission Rules and do not necessarily reflect management's assessment of the Company's future stock price performance. The potential realizable values presented are NOT intended to indicate the value of the options.

                       AGGREGATED OPTION EXERCISES IN 2002
                       AND DECEMBER 31, 2002 OPTION VALUES

                                                               Number of Securities           Value of Unexercised In-the-
                                                              Underlying Unexercised                Money Options at
                        Shares                                Options at 12-31-2002                  12-31-2002 (A)
                      Acquired on         Value          ------------------------------      ------------------------------
    Name             Exercise (B)      Realized (B)      Exercisable      Unexercisable      Exercisable      Unexercisable
------------         ------------      ------------      -----------      -------------      -----------      -------------
Mr. Hoffman              9,985          $269,750           280,000            75,000          $699,469          $ 92,969
Mr. Goehring             5,721          $158,129           180,000            40,000          $455,469          $ 48,969
Mr. Rehkopf                 --          $     --           115,000            25,000          $261,375          $ 33,125
Mr. Crawford                --          $     --            45,000            25,000          $153,875          $ 33,125
Mr. Duginski                --          $     --                --            55,000          $     --          $ 94,650

(A) The December 31, 2002 New York Stock Exchange closing price of $17.05, the last trading day of the year, was used to value options.
(B) The value realized is thegrossamount of gainupon exercise the holder'soptions. The shares realized of acquired are the number of shares issued after taxes are withheld on the value realized.

                  TABLE OF EQUITY COMPENSATION PLAN INFORMATION
                             As of December 31, 2002

=====================================================================================================================
                                                                                      Number of securities remaining
                             Number of securities to          Weighted-average        available for future issuance
                             be issued upon exercise          exercise price of          under equity compensation
                             of outstanding options,         outstanding options,       plans (excluding securities
                           warrants and rights (1)(3)        warrants and rights      reflected in column (a)) (2)(3)
     Plan Category                     (a)                          (b)                              (c)
---------------------------------------------------------------------------------------------------------------------
 Equity compensation
  plans approved by
   security holders                 1,644,034                     $  15.17                        1,216,174

 Equity compensation
plans not approved by
   security holders                       -0-                        N/A                                -0-

         Total                      1,644,034                     $  15.17                        1,216,174
=====================================================================================================================

(1) Includes 39,459 shares earned and reserved for issuance from the Non-Employee Directors Deferred Compensation Plan and 1,604,575 shares for outstanding options from the Company's 1994 Non-Statutory Stock Option Plan.
(2) Includes 209,074 shares available and reserved for future issuance from the Non-Employee Directors Deferred Compensation Plan and 1,007,100 shares reserved for future option issuance from the Company's 1994 Non-Statutory Stock Option Plan.
(3) Based on historical averages, the actual shares issued from the 1994 Non-Statutory Stock Option Plan have been at a ratio of approximately four options exercised for each share of Common Stock issued.

Severance Agreements

      The Company has entered into salary continuation agreements with Mr. Hoffman, Mr. Goehring, Mr. Rehkopf, Mr. Crawford and Mr. Duginski which guarantees their salary and bonus, as defined, will be paid in one lump sum for two years for Mr. Hoffman and one year for Mr. Goehring, Mr. Rehkopf, Mr. Crawford and Mr. Duginski following a sale of all or substantially all of the oil producing properties of Berry or a merger or other reorganization between Berry and a non-affiliate which results in a change of ownership or operating control (a Change of Control). Salary continuation agreements for certain other executives provide for the payment of six months' salary upon a termination of employment in connection with a Change of Control. The Company entered into an agreement with Mr. Duginski, at his date of hire, whereby he is guaranteed a 12 month notice of termination or his base salary will continue for a period of 12 months, should his services be terminated by the Company prior to February 1, 2004.

Life Insurance Coverage

      The Company provides certain individuals who are officers or other high-level executives with life insurance coverage in addition to that available to employees under the Company's group-term life insurance plan. The amount of this life insurance coverage is $500,000 for Mr. Hoffman, $500,000 for Mr. Goehring, $412,500 for Mr. Rehkopf, $375,000 for Mr. Crawford and $437,500 for Mr. Duginski. Depending on certain variables, an executive or beneficiary may be entitled to insurance benefits exceeding the amount of term insurance that could otherwise have been purchased with the portion of the premium payments that are imputed to the executive as taxable income. The Company has had policies of this type and in these relative amounts in place for certain executives for over 20 years.

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report of the Audit Committee, the report of the Compensation Committee and the performance graph shall not be incorporated by reference into any such filings.

                             Audit Committee Report

To the Board of Directors

      The Audit Committee consists of the following members of the Board of
Directors: Martin H. Young, Jr. (Chairman), Stephen L. Cropper, J. Herbert Gaul, Jr., and Thomas J. Jamieson. Mr. Martin was a member of the Audit Committee for all of 2002, prior to his retirement on January 2, 2003. Each of the members is independent as defined under the rules of the New York Stock Exchange.

      We have reviewed and discussed with management the Company's audited financial statements as of, and for the year ended December 31, 2002.

      We have discussed with the independent auditors, PricewaterhouseCoopers LLP (PWC), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from PWC required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence. The Audit Committee has reviewed the services provided by the independent auditors and has specifically pre-approved the provision of tax and hedge accounting services by the auditor and determined that all fees billed by PWC for non-audit services are compatible with maintaining the auditor's independence.

      Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

March 1, 2003 Martin H. Young, Jr. (Chairman), Stephen L. Cropper, J. Herbert Gaul, Jr. Thomas J. Jamieson

                           Auditor Independence Report

      In conjunction with recent SEC releases on auditor independence, the following items are disclosed herein:

Audit Fees

      For the audit for the year ended December 31, 2002, the Company was billed $188,760 by PWC, its principal accountant, for the audit and quarterly reviews completed.

Financial Information Systems Design and Implementation Fees

      No fees were billed for Financial Information Systems Design and Implementation.

All Other Fees

      The Company was billed $39,190 for all other non-audit services provided by PWC, its principal accountant and by Qbyte, an affiliate of PWC for the year ended December 31, 2002. Qbyte was sold in October 2002 and is no longer affiliated with PWC.

      PWC has represented to the Company that none of the work performed for the Company was by persons other than PWC's full-time permanent employees and that such employees were independent from the Company.

          Board Compensation Committee Report on Executive Compensation

      The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. Currently, the Committee is composed of three non-employee directors, however, prior to Mr. Martin's retirement in January 2003, the Committee was composed of four non-employee directors for all of 2002. The Committee is committed to a strong, positive link between business performance and the attainment of strategic goals and the overall compensation and benefit programs.

Report of Compensation Committee on Executive Compensation Policy

      The Company's compensation policy is designed to support the overall objective of maximizing the return to Berry's shareholders by:

- Attracting, developing, rewarding, and retaining highly qualified and productive individuals.

-     Directly aligning compensation to both Company and individual performance.

- Ensuring compensation levels that are externally competitive and internally equitable.

- Encouraging executive stock ownership to enhance a mutuality of interest with the Company's shareholders.

      The following is a description of the elements of executive compensation and how each relates to the objectives and policy outlined above.

Base Salary

      The Committee reviews each executive officer and certain other management employees' salaries annually. In determining appropriate salary levels, we consider the level and scope of responsibility, experience, Company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility. By design, we strive to set executives' salaries at competitive market levels.

Short-Term Incentive Plan Compensation

      The Short-Term Incentive Plan (Bonus Plan) awards cash bonuses to executives and other employees to recognize and reward Company and individual performance. Subject to the Board's discretion to vary the targets, the Bonus Plan was restructured in early 2001 to focus on three specific Company targets, these being: production volume, reserve replacement and non-steam operating costs. Based on the Company's net income, the Bonus Plan provides an annual incentive fund for eligible employees involved in decision-making roles which effect the Company's business performance and the attainment of established strategic goals. Bonuses may also be awarded for discretionary performance by the Chief Executive Officer for other employees whose efforts and performance are judged to be exceptional. The Company anticipates that future annual bonuses, if any, will be determined in December of each year. Cash bonuses paid in 2002, 2001 and 2000 were $669,000, $1,033,000 and $465,000, respectively.
Cash bonuses of $465,000 were declared in December 2002 and paid in January 2003 for 2002 performance.

      The amount an individual may earn is directly dependent upon the individual's position, responsibility, and ability to impact the Company's financial success. External market data is reviewed periodically to determine the competitiveness of the Company's incentive programs for eligible individuals.

Long-Term Incentive Plan Compensation

Non-Statutory Stock Option Plan (Stock Option Plan)

      The purpose of this plan is to provide additional incentives to employees to stay focused on the long-term goal of maximizing shareholder value and to encourage management to own and hold the Company's stock and tie their long-term economic interests directly to those of the Company's shareholders. While the Compensation Committee maintains substantial flexibility in the operation of the Stock Option Plan, it was restructured in early 2001 to consider the link of the quantity of options allowable for grant with the Company's stock performance measured in comparison to a select peer group of other U.S. based exploration and production companies. The Stock Option Plan utilizes vesting periods to encourage key employees to continue in the employ of the Company and grants options which have an exercise price at market value on the date of grant. The Compensation Committee is charged with responsibility for administering and granting non-statutory stock options. At December 31, 2002, an aggregate of 1,007,100 options are available for issuance from the 1994 Stock Option Plan. Options granted in 2002, 2001 and 2000 to employees were 191,200, 199,500 and 262,000, respectively.

Chief Executive Officer

      The Committee believes Mr. Hoffman has done a good job of leading and managing the Company during a volatile and rapidly-changing period for the energy industry as witnessed over the last several years and has restored the Company's oil production to its pre-California electricity crisis levels. Additionally, Mr. Hoffman was successful in recruiting talented individuals in 2002 to assist the Company in meeting its strategic goals and being positioned favorably for continued growth. Mr. Hoffman, as Chief Executive Officer, has also demonstrated a keen ability in redirecting the Company's resources to higher profitability projects and growth opportunities. Mr. Hoffman's compensation incentives are primarily derived from the Bonus Plan and the Stock Option Plan. The ultimate value of the stock options received are directly related to the Company's current and future stock performance.

Compensation Committee of the Board of Directors

March 1, 2003  Thomas J. Jamieson (Chairman)  Ralph B. Busch, III   John A. Hagg

                                PERFORMANCE GRAPH

      The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      Total returns assume $100 invested on December 31, 1997 in shares of Berry Petroleum Company, the Dow Jones Secondary Oil Companies Index, the Russell 2000 and the Standard & Poors 500 Index (S&P 500) assuming reinvestment of dividends for each measurement period. The Company added the Russell 2000 in 1999 and believes it is a good comparison index for the Company's proxy graph based on the smaller market capitalization and broader base of companies in the Russell 2000. The information shown is historical and is not necessarily indicative of future performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
               AMONG BERRY PETROLEUM COMPANY, THE S & P 500 INDEX,
                             THE RUSSELL 2000 INDEX
               AND THE DOW JONES US OIL COMPANIES, SECONDARY INDEX

                          [PERFORMANCE CHART OMITTED]

* $ 100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright(C)2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

-------------------------------------------------------------------------------------------------------------------
                                               Cumulative Total Return
-------------------------------------------------------------------------------------------------------------------
                                             12/97        12/98        12/99        12/00        12/01        12/02
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
BERRY PETROLEUM COMPANY                     100.00        83.81        92.17        83.55       100.79       112.19
-------------------------------------------------------------------------------------------------------------------
S & P 500                                   100.00       128.58       155.64       141.46       124.65        97.10
-------------------------------------------------------------------------------------------------------------------
RUSSELL 2000                                100.00        97.45       118.17       114.60       117.45        93.39
-------------------------------------------------------------------------------------------------------------------
DOW JONES US OIL COMPANIES, SECONDARY       100.00        68.61        79.18       126.46       116.10       118.62
-------------------------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Eagle Creek Mining & Drilling, Inc.

      Eagle Creek Mining & Drilling, Inc. (Eagle Creek), a California corporation, was a wholly-owned subsidiary of the Company's predecessor, Berry Holding Company, until it was spun off to the majority shareholders of the predecessor in 1984. On November 30, 1989, Eagle Creek purchased the assets of S&D Supply Company (S&D), a California partnership. S&D, a retail distributor of oilfield parts and supplies, is now a division of Eagle Creek. The five-year contract whereby the Company purchased oilfield parts and supplies from S&D at competitive prices expired November 30, 1999 and was not renewed. Even though the contract expired, based on competitive pricing, the Company continues to purchase oilfield parts and supplies from S&D. The amounts paid to S&D in 2002, 2001 and 2000 were $396,067, $332,000 and $713,000, respectively. Mr. Ralph B.
Busch, III and his immediate family are significant beneficial owners of the stock of Eagle Creek.

Halliburton Energy Services

      During 2002, the Company paid Halliburton Energy Services $1,418,578 for services and equipment provided by Halliburton to the Company. The Company has used Halliburton's services for in excess of 10 years and anticipates using Halliburton's services in the future, including in 2003. All contracts awarded to Halliburton are based on competitive bid circumstances unless a particular service is in management's judgement best provided by Halliburton due to its experience, expertise or availability considering all circumstances. Mr. Heinemann served as Senior Vice President and Chief Technology Officer of Halliburton Company from 2000 until his resignation in December 2002. The compensation paid by Halliburton to him and the compensation paid to him as a director of the Company were not affected by any payments from Berry Petroleum Company to Halliburton or its affiliates or subsidiaries.

Tristone Capital Advisors

      During 2002, the Company paid Tristone Capital Advisors (Tristone) $134,325 under the terms of a letter agreement dated January 21, 2002 (the Agreement). Under the Agreement, Tristone received a consulting fee of $25,000 monthly for services rendered between January 21, 2002 and June 30, 2002 by Tristone for providing the Company assistance in evaluation of potential acquisitions in Canada. In addition, Tristone was to receive a "success fee" of ..625% to 1.2% of the "Enterprise Value" of the transaction should the Company complete an acquisition covered by the Agreement and for a period of nine months following the contract termination. No such success fee was paid or is payable under the Agreement. The Agreement expired on June 30, 2002 and was not renewed. Mr. John A. Hagg, a director of Berry Petroleum Company, became a shareholder and director of Tristone in February 2002.

Victory Settlement Trust

      In connection with the reorganization of the Company in 1985, a shareholder of Berry Holding Company (BHC), Victory Oil Company (Victory), a California partnership, brought suit against Berry Holding Company (one of Berry's predecessor companies prior to the reorganization in 1985) and all of its directors and officers and certain significant shareholders seeking to enjoin the reorganization. As a result of the reorganization, Victory's shares of BHC stock were converted into shares of Berry Common Stock representing approximately 9.7% of the shares of Berry Common Stock outstanding immediately subsequent to the reorganization. In 1986, Berry and Victory, together with certain of its affiliates, entered into the Instrument for Settlement of Claims and Mutual Release (the Settlement Agreement).

      The Settlement Agreement provided for the exchange (and retirement) of all shares of Common Stock of Berry held by Victory and certain of its affiliates for certain assets (the Settlement Assets) conveyed by Berry to Victory. The Settlement Assets consisted of (i) a 5% overriding royalty interest in the production removed or sold from certain real property situated in the Midway-Sunset field which is referred to as the Maxwell property (Maxwell Royalty) and (ii) a parcel of real property in Napa, California.

      The shares of BHC originally acquired by Victory and the shares of Berry Common Stock issued to Victory in exchange for the BHC Stock in the reorganization (the Victory Shares) were acquired subject to a legend provision designed to carry out certain provisions of the Will of Clarence J. Berry, the founder of Berry's predecessor companies. The legend enforces an Equitable Charge (the Equitable Charge) which requires that 37.5% of the dividends declared and paid on such shares from time to time be distributed to a group of lifetime income beneficiaries (the B Group).

      As a result of the Settlement Agreement, the B Group was deprived of the distributions related to the stock that they would have received on the Victory Shares under the Equitable Charge. In order to adequately protect the interests of the B Group, Berry executed a Declaration of Trust (the Victory Settlement Trust). In recognition of the obligations of Berry and Victory with respect to the Equitable Charge, Victory agreed in the Settlement Agreement to pay to Berry in its capacity as trustee under the Victory Settlement Trust, 20% of the 5% Maxwell Royalty (Maxwell B Group Payments). The Maxwell B Group Payments will continue until the death of the last surviving member of the B Group, at which time the payments will cease and the Victory Settlement Trust will terminate. There is one surviving member of the B Group.

      Under the Settlement Agreement, Berry agreed to guarantee that the B Group will receive the same distributions under the Equitable Charge that they would have received had the Victory shares remained as issued and outstanding shares. Accordingly, when Berry declares and pays dividends on its capital stock, it is obligated to calculate separately the applicable distribution (the Trust Payment). Berry will make payments from the Victory Settlement Trust to the surviving member of the B Group, which payments may constitute all or a part of the Trust Payment in March and September of each year. Such payments will be made to the surviving member of the B Group for the remainder of his life. Typically, the Maxwell B Group Payments have contributed to a portion or all of the Trust Payment. Pursuant to the Settlement Agreement, Berry paid $ 115,675 to the Victory Settlement Trust in 2002.

Wholesale Fuels Inc.

      The Company bid out its lubrication business in 2001 to various vendors. The bid was awarded to Wholesale Fuels Inc., as it was the low bidder, for a period of two years beginning July 15, 2001 and ending July 15, 2003. The Company paid $72,409 to Wholesale Fuels Inc. in 2002 under the terms of the bid. Mr. Thomas J. Jamieson, a director of Berry Petroleum Company, is the majority owner and founder of Wholesale Fuels Inc.

                 SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

      Any proposal of a shareholder intended to be presented at the next Annual Meeting of Shareholders, expected to be held on May 21, 2004, must be received at the office of the Secretary of the Company by December 11, 2003, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                  ANNUAL REPORT

      The Company's 2002 Annual Report to Shareholders has been mailed to shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of this proxy solicitation material.

      On March 12, 2003, the Company filed its Annual Report on Form 10-K with the Securities and Exchange Commission. This Report contains detailed information concerning the Company and its operations and supplementary financial information which, except for exhibits, are included in the Annual Report to Shareholders. A COPY OF THE EXHIBITS WILL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, BERRY PETROLEUM COMPANY, 5201 TRUXTUN AVENUE, SUITE 300, BAKERSFIELD, CA 93309.

                            EXPENSES OF SOLICITATION

      The total cost of this solicitation will be borne by the Company. In addition to use of the mails, certain officers, directors and regular employees of the Company, without receiving additional compensation, may solicit proxies personally by telephone, e-mail or facsimile. The Company may reimburse persons holding shares in their own names or in the names of their nominees for expenses they incur in obtaining instructions from beneficial owners of such shares.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Company's independent accountants are PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP or its predecessors have audited the Company's books since 1991, and is expected to have a representative at the Annual Meeting who will have the opportunity to make a statement if they desire to do so and be available at that time to respond to appropriate questions. The Company anticipates that it will use PricewaterhouseCoopers LLP to audit the Company's financial statements for the year ending December 31, 2003 but has not yet executed an engagement letter.

                                  OTHER MATTERS

      Management knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, it is intended that the persons named on the Form of Proxy will vote on said matters in accordance with the recommendations of the Board of Directors.

      The above Notice, Proxy Statement and Form of Proxy are sent by Order of the Board of Directors.

                                                    /s/ KENNETH A. OLSON

                                                    KENNETH A. OLSON
                                                    Corporate Secretary

April 10, 2003

                                 [MAP OMITTED]

The Board of Directors Recommends a Vote FOR Proposal 1.     Please
                                                             Mark Here
                                                             for Address     |_|
                                                             Change or
                                                             Comments
                                                             SEE REVERSE SIDE

1.    ELECTION OF DIRECTORS

Nominess:       01 W. Berry        02 R. Busch III
                03 W. Bush         04 S. Cropper
                05 J. Gaul         06 J. Hagg
                07 R. Heinemann    08 J. Hoffman
                09 T. Jamieson     10 M. Young

            FOR all nominees                        WITHHOLD AUTHORITY
          (except as marked to                          TO VOTE FOR
           the contrary below)                  all nominees listed below

                  |_|                                      |_|

(Instruction: To withhold authority to vote for any nominee, strike a line through that nominee's name in the list above).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

2. The Proxies are authorized to vote upon such other business as may properly come before the meeting.

By checking the box to the right, I consent to future delivery of
annual reports, proxy statements, prospectuses and other materials and       |_|
shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

                                          I PLAN TO ATTEND THE MEETING       |_|


Signature(s)____________________________________________ Dated____________, 2003

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a limited liability company, please sign in limited liability company name by authorized person.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 11PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

------------------------------------          ------------------------------------          ---------------------
              Internet                                    Telephone                                  Mail
    http://www.eproxy.com/bry                          1-800-435-6710
Use the Internet to vote your proxy.          Use any touch-tone telephone to                Mark, sign and date
Have your proxy card in hand when             vote your proxy. Have your proxy                 your proxy card
you access the web site. You will be    OR    card in hand when you call. You will    OR             and
prompted to enter your control                be prompted to enter your control                return it in the
number, located in the box below, to          number, located in the box below,             enclosed postage-paid
create and submit an electronic               and then follow the directions                       envelope.
ballot.                                       given.
------------------------------------          ------------------------------------          ---------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

PROXY

                            BERRY PETROLEUM COMPANY

                  Proxy for the Annual Meeting of Shareholders

      The undersigned shareholder of Berry Petroleum Company, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Jerry V. Hoffman and Ralph
J. Goehring, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock or Class B Stock of Berry Petroleum Company held of record by the undersigned on March 12, 2003 at the Annual Meeting of Shareholders to be held May 19, 2003 or any adjournment thereof.

                  (Continued and to be signed on reverse side)

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    Address Change/Comments (Mark the corresponding box on the reverse side)
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